Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2026 (the “Report”) of the Axonic Funds (the “Registrant”).

I, Clayton DeGiacinto, the President and Chief Executive Officer of the Registrant, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	July 8, 2026

By:	/s/ Clayton DeGiacinto
Clayton DeGiacinto (Principal Executive Officer)
President and Chief Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2026 (the “Report”) of the Axonic Funds (the “Registrant”).

I, Joseph Castellano, the Treasurer and Chief Financial Officer of the Registrant, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	July 8, 2026

By:	/s/ Joseph Castellano
Joseph Castellano (Principal Financial Officer)
Treasurer and Chief Financial Officer